SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) Of The SECURITIES EXCHANGE ACT OF 1934


Date of Report:                   April 18, 1996

Exact Name of Regustrant
as specified in its charter:      BELL ATLANTIC CORPORATION

Commission File Number:           1-8606

State of Incorporation:           Delaware

IRS Employer Identification No:   23-2259884

Address of Principal
executive offices:                1717 Arch Street
                                  Phladelphia, PA.  19103

Registrant's telephone number:    (215) 963-6000

Former Name or former address,
if changed since last report:     N/A

Item 5. Other Events


     Attached as an exhibit hereto is a copy of the press release issued by Bell Atlantic Corporation (the "Company") dated April 18, 1996 announcing 1st quarter earnings for 1996.







Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


 c) Exhibits

        The exhibits identified below, on file with the SEC, are incorporated herein by reference to exhibits hereto.


        (20)  Press Release dated April 18, 1996





                     EXHIBIT INDEX


Exhibit No.     Description                                  Page No.

  (20)          Press Release Dated April 18, 1996

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



BELL ATLANTIC CORPORATION




By /s/ William O. Albertini
   Willaim O. Albertini
   Executive Vice President and Chief Financial Officer

Date: April 18, 1996




FOR IMMEDIATE RELEASE                              Contact:
April 18, 1996                                     David Stakun
                                                   215-963-6639
                                                   david.j.stakun@bell-atl.com




Bell Atlantic First Quarter Net Up 13.5 Percent

      Philadelphia -- Surging demand for network connectivity and value-added communication services, plus continued strong growth in the Boston-to-Washington, D.C., wireless market, drove first-quarter 1996 net income at Bell Atlantic Corporation (NYSE: BEL) up 13.5 percent compared with 1995 results for the sameperiod, the company announced. Earnings per share grew 12.6 percent.

      Reported net income for the quarter was $470.5 million, or $1.07 per share,versus $414.5 million, or $.95 per share, a year earlier.

     "Our network business is starting a new growth cycle," said Bell Atlantic Chairman and Chief Executive Officer Raymond W. Smith. "The on-line revolution is boosting access line gains, while the emergence of the high-value consumer isdriving penetration of a wide range of value-added, call management products. Our domestic wireless business continues to write new chapters in its success story, which we're beginning to see repeated in our international holdings."

                        Network Highlights

     In the first quarter of 1996, strong business volumes contributed to revenue growth of 5.7 percent in Bell Atlantic's core Network business.

 .   Access lines in service on March 31, 1996, topped 20.0 million, up 3.5 percent over the last 12 months. The increase includes Centrex line growth of 9.9 percent.

 .   Access minutes of use were up 12.7 percent.

     "The strong revenue growth in Network reflects the renewed vigor of our regional marketplace," said Vice Chairman James G. Cullen. "Aggressive marketing and promotional efforts have enabled us to capitalize on the vertical growth opportunities presented by high-value consumers and expanding needs in the businessand government markets."

 .  First-quarter sales of secondary residential telephone lines totaled
   205,000, driving penetration to approximately 13 percent from 10 percent a year ago.

 .  Revenues from Answer Call and central-office-based services such as Caller
   ID and Call Waiting grew more than 23 percent compared with first-quarter results from 1995.

 . At quarter's end, Bell Atlantic had nearly 155,000 ISDN (integrated services digital network) lines in service, 45 percent higher than the total a year ago. The company is undertaking several initiatives aimed at accelerating growth in ISDN connections. In January, it announced a co-marketing arrangement with Microsoft that allows Windows* users to obtain ISDN information and service connections more quickly and easily. More recently, Bell Atlantic announced plans to offer its own brand of Internet access services; an agreement with Netscape to license that company's navigation software; and significant price reductions for residential ISDN service.

 .  In the large-business market, first-quarter revenues from high-speed
   Fast-Packet data services doubled.

 .  Driven by special promotions on feature-rich service packages, small-business
   Centrex revenues climbed more than 35 percent over year-earlier results.

    First-quarter Network operating expenses - which included investments in new billing systems, software upgrades and increased marketing expenses -- totaled $2.4 billion, up 5.4 percent from 1995 results. Operating cash flow margin was
45.7 percent.

    Bell Atlantic continued to achieve operating efficiency gains, as access lines per network employee increased to 360 from 324 as of March 31, 1995, an improvement of 11 percent.

    "With the enactment of the Telecommunications Act of 1996 in February, I'm confident Bell Atlantic can achieve even higher levels of Network growth," said Cullen. "This year, we launched the world's first commercial video network; we filed to provide long-distance service in several states outside of our region as we work to meet regulatory requirements to provide in-region service in 1997; we introduced our own line of comprehensive, easy-to-use, affordable Internet services; and we'll be in the market with a highly differentiated video service by next winter."


                       Wireless Highlights

   Bell Atlantic's domestic wireless business posted strong revenue and subscriber gains and continued to improve operating efficiency in the face of
increasing competition.   (Since July 1, 1995, when Bell Atlantic's domestic
cellular properties were combined with those of NYNEX to form Bell Atlantic NYNEX Mobile, returns to Bell Atlantic from the joint venture - along with those of the company's other wireless holdings -- are reported as "Equity in Income of Affiliates.")

   "Bell Atlantic NYNEX Mobile is an unqualified success -- an industry home run," said Bell Atlantic Vice Chairman Lawrence T. Babbio, Jr. "It continues to be a growth leader and the model of operating efficiency for all our wireless investments."

      The following highlights of Bell Atlantic NYNEX Mobile's first-quarter performance contain comparative financial and operating statistics derived as if the joint venture had existed in the first quarter of 1995.

 . Bell Atlantic NYNEX Mobile added 217,000 new subscribers, 36,000 more than in the first quarter of 1995, for an annual growth rate of almost 42 percent, among the highest in the wireless industry. Subscribers as of March 31, 1996, totaled 3.58 million.

 . Operating revenues grew $125 million, or nearly 30 percent, to $550 million.

 . Operating cash flow margin was 41 percent, up from 29 percent in the first quarter of 1995, resulting in a 79 percent increase in operating cash flow.

 . In the first quarter, the number of TalkAlong(SM) subscribers nearly doubled, increasing from 187,000 at the end of 1995 to 363,000 as of March 31, 1996.

    "Customers continue to choose Bell Atlantic NYNEX Mobile, despite the heightened competition we're seeing in the wireless business," said Babbio. "By introducing easy-to-buy services such as TalkAlong and easy-to-use innovations such as TalkDial voice-activated dialing, we're constantly enhancing the value and utility of wireless for both business and consumer users."


     On the international front:

 . Just four months after launching commercial service, Omnitel Pronto Italia, Bell Atlantic's consortium to operate the second wireless license in Italy, has 123,000 customers and has been acquiring 40 percent of new subscribers in the Italian GSM (Global Service for Mobile) market.

 . EuroTel, Bell Atlantic's partnership currently serving about 65,000 wireless customers in the Czech Republic and Slovakia, was awarded a second GSM license to build a digital network in the Czech Republic when the market is opened to competition this year.

     "Our goal has always been to achieve close relationships with our customers and strong market positions everywhere we do business," said Smith. "Our first-quarter accomplishments bode well for us as we enter an era of unfettered competition andnew opportunities enabled by telecommunications reform legislation. In my view, the picture has never been brighter."


Bell Atlantic Corporation (NYSE: BEL) is at the forefront of the new communications, entertainment and information industry. In the mid-Atlantic region, the company is the premier provider of local telecommunications and advanced services. Globally, it is one of the largest investors in the high-growth wireless communication marketplace. Bell Atlantic also owns a substantial interest in Telecom Corporation of New Zealand and is actively developing high-growth national and international business opportunities in all phases of the industry.


####


*Trademark of Microsoft Corp.



INTERNET USERS: Bell Atlantic news releases, executive speeches, news media contacts and other useful information are available on Bell Atlantic's media relations World Wide Web site (http://www.ba.com), by gopher (gopher://ba.com) or by ftp (ftp://ba.com/pub).

BELL ATLANTIC CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)
(In millions, except per-share amounts)

                                               Three months ended March 31,
                                                1996(a)              1995
Operating Revenues
Transport Services:
   Local service                               $1,139.7           $1,081.3
   Network access                                 877.9              820.9
   Toll service                                   369.6              367.0
Ancillary Services:
   Directory publishing                           286.2              276.0
   Other                                          131.6              134.6
Value-Added Services                              371.9              326.7
Network Services Revenue                        3,176.9            3,006.5

Wireless Services                               -- (a)               291.5
Other Services                                     30.7              151.7 (b)
Total Operating Revenues                        3,207.6            3,449.7

Operating Expenses
Employee costs, including benefits and taxes      982.4            1,034.2
Depreciation and amortization                     628.9              667.7
Other                                             788.0              916.3
Total Operating Expenses                        2,399.3            2,618.2 (b)

Operating Income                                  808.3              831.5

Equity in income (loss) of affiliates (a)          71.6               (6.7)
Other income (expense), net                        (2.3                1.1
Interest expense                                  120.8              138.9
Income before provision for income taxes          756.8              687.0
Provision for income taxes                        286.3              272.5

Net Income                                       $470.5             $414.5

Per Common Share Amounts
   Net Income                                     $1.07               $.95
   Cash dividends declared per common share        $.72 (c)           $.70

Weighted average number of common
   and equivalent shares outstanding              440.2              437.4

(a) On July 1, 1995, the company contributed its domestic cellular business to a partnership and accounts for its share of the partnership's results under the equity method.
(b) Includes $123.8 million in revenues and $117.5 million in expenses from Bell Atlantic Business Systems Services, sold in October 1995.
(c) Includes payment of $.005 per common share for redemption of rights under the company's Shareholder Rights Plan.

BELL ATLANTIC CORPORATION AND SUBSIDIARIES

Other Selected Data (unaudited)
                                                        March 31,
                                                 1996           1995

Return on Average Common Equity
 Three months ended                               27.3%          26.6%
Total Assets (in millions)                      $23,808.6      $24,312.2
Total Employees                                  61,200         72,000 (d)


(d) Total Employees in 1995 includes employees of Bell Atlantic Mobile (3,500), which was contributed to a partnership on July 1, 1995, and Bell Atlantic Business Systems Services (4,200), which was sold in October 1995. These employees are no longer included at March 31, 1996.



Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)
                                                Three months ended March 31,
                                                 1996              1995
Cash Flows from Operating Activities
Net income                                      $470.5            $414.5
Depreciation and amortization                    628.9             667.7
Equity in (income) loss of affiliates            (71.6)              6.7
Dividends received from affiliates                29.6               3.9
Other, net                                       112.6             (54.9)

Net Cash Provided by Operating Activities      1,170.0           1,037.9

Net Cash Used in Investing Activities           (603.7)           (952.9)

Net Cash Used in Financing Activities           (866.3)           (169.3)

(Decrease) in Cash and Cash Equivalents         (300.0)            (84.3)

Cash and Cash Equivalents,Beginning of the Period  356.8           142.9

Cash and Cash Equivalents, End of the Period      $56.8            $58.6

           BELL ATLANTIC NYNEX MOBILE CELLULAR OPERATIONS PROFORMA
                                 (unaudited)

The following unaudited pro-forma selected operating and financial data give effect to the combination of Bell Atlantic Mobile and NYNEX Mobile Communications prior to July 1, 1995, and have been adjusted for certain intercompany transactions and the disposition of overlapping properties. These pro-forma results are an approximate representation of Bell Atlantic NYNEX Mobile (BANM) results "as if" the company had been in existence prior to July 1, 1995.

                                   Three months ended March 31,
                                      1996           1995           % change
Selected Operating Data
Controlled POPs (1) (000)           55,840          55,664             0.3
Owned POPs (2)(000)                 53,788          53,335             0.3
Subscribers (000)                    3,575           2,520            41.9
Penetration (3)                          6.40%           4.53%        41.3
Churn                                    1.85%           1.89%        (2.1)
Revenues per subscriber per month (4)  $57             $62            (8.1)
Acquisition cost per gross add (5)    $213            $215            (0.9)
Cash expense per subscriber            $34             $43           (20.9)

Selected Financial Data
(Dollars in millions)
Operating revenues (6)                $550.3          $424.5          29.6
Less:  Cost of equipment                72.9            55.2          32.1
Net revenues                           477.4           369.3          29.3
Operating income                       116.9            47.3         147.1
Pre-tax income (7)                     111.6            39.7         181.1
Operating cash flow (8)                194.4            108.6         79.0
Operating cash flow margin              41%              29%          41.4
Capital expenditures
   excluding acquisitions               92.8             85.0          9.2



Footnotes:
(1) Controlled POPs represent the total number of POPs for markets in which BANM has operating control.
(2     Owned POPs represent BANM percentage ownership in all licensed markets.
(3)    Penetration is calculated by dividing subscribers by controlled POPs.
(4) Revenue per subscriber is calculated using service revenues, incollect roaming, outcollect roaming and equipment revenue. Incollect roaming revenues were $41.0 million for the three-month period ended 3/31/96 and $24.0 million for the three-month period ended 3/31/95.
(5) Acquisition costs include commission expense and net margin on sale of customer equipment.
(6) Operating revenues include service revenues, outcollect roaming, and equipment revenues.
(7) Pre-tax income represents the income distribution to the two equity partners, Bell Atlantic and NYNEX.
(8) Operating cash flow equals operating income plus depreciation and amortization.